Exhibit 99.1

Contact:
Peter Kuipers	Omnicell, Inc.
Chief Financial Officer	590 East Middlefield Road
800-850-6664	Mountain View, CA 94043
Peter.Kuipers@Omnicell.com

Omnicell Reports First Quarter 2020 Results

GAAP and non-GAAP revenues of $229.7 million, up 13.4% year-over-year
GAAP net income per diluted share of $0.26, up 225.0% year-over-year
Non-GAAP net income per diluted share of $0.66, up 8.2% year-over-year
Omnicell’s Response to Coronavirus (COVID-19)

MOUNTAIN VIEW, Calif. -- May 7, 2020 -- Omnicell, Inc. (NASDAQ:OMCL), a leading provider of medication management solutions and adherence tools for healthcare systems and pharmacies, today announced results for its first quarter ended March 31, 2020.
GAAP Results
GAAP revenues for the first quarter of 2020 were $229.7 million, up $27.2 million, or 13.4% from the first quarter of 2019.
First quarter 2020 GAAP net income was $11.3 million, or $0.26 per diluted share. This compares to GAAP net income of $3.3 million, or $0.08 per diluted share, for the first quarter of 2019.
Non-GAAP Results
Non-GAAP revenues for the first quarter of 2020 were $229.7 million, up $27.2 million, or 13.4%, from the first quarter of 2019.
Non-GAAP net income for the first quarter of 2020 was $28.9 million, or $0.66 per diluted share. This compares to non-GAAP net income of $25.8 million, or $0.61 per diluted share, for the first quarter of 2019.
Non-GAAP net income for each period excludes, when applicable, the effect of share-based compensation expense, amortization expense of acquired intangible assets, acquisition-related expenses, restructuring and severance-related expenses, tax restructuring benefits and expenses, and amortization of debt issuance costs.
Omnicell’s Response to Coronavirus (COVID-19)
Keeping in mind our role in the healthcare industry, we are closely monitoring the COVID-19 pandemic. Our top priorities are protecting the health and well-being of our customers, their patients, and our employees, while maintaining business continuity to meet the needs of our customers. Our manufacturing and distribution facilities have remained open due to our qualification as an essential business and we continue to manufacture our products with limited disruptions. The vast majority of our non-manufacturing and non-customer facing personnel have transitioned to a work from home environment.
To support the needs of our customers on the frontline of the pandemic, we have launched a Rapid Response program to fast-track production and deployment of our XT Series automated dispensing systems to our customers. We have streamlined our ordering and installation processes with preconfigured XT Series medication and supply dispensing systems that are designed to offer our customers flexibility and maximum emergency impact. In addition, to minimize the need for onsite visits and respect social distancing protocols, we are providing remote service options, training programs, and product demonstrations for our customers, and leveraging technology to enable our sales team to operate in a remote sales environment.

From a supply chain perspective, we are working closely with our vendors to help ensure we are able to source key components and maintain appropriate inventory levels to meet customer demand. To date, we have experienced very little disruption in our supply chain, which has enabled us to continue operating our factories at full capacity to serve our customer base.
During the second half of March 2020 and into May 2020, we started to see a slowdown of product bookings and expect to see lower product bookings and revenues during the fiscal year 2020 compared to management’s expectations prior to the COVID-19 outbreak. With respect to bookings for new sales, beginning in the second half of March, we have seen hospitals begin to slow purchasing decisions. Additionally, our ability to access hospitals in order to perform implementations of capital equipment will likely be delayed in many cases, as many hospitals are consumed with treating sick patients. Health systems are facing increased costs due to large surge expenditures to cover COVID-19 caseload and increasing prices for needed equipment, decreased revenue due to cancelled or postponed elective procedures and other reduced demand, as well as cash flow challenges. As a result of the slowdown in purchasing decisions and our reduced interactions with our customers due to social distancing protocols, our bookings are behind our internal estimates as of this time. Although there are some encouraging signs for our business medium-term as the country begins a gradual process to re-open a portion of the economy and elective surgeries resume, we believe hospital spending will be materially disrupted in the near- to medium-term and it is not possible to predict how long this pattern will continue. We anticipate COVID-19 driven demand disruptions to negatively impact 2020 results versus prior guidance and we do not believe we can provide meaningful near- to medium-term direction at this time.
While our fiscal year 2020 results will be impacted by the challenges and opportunities brought on by the COVID-19 pandemic, we remain confident in the overall health of our business and in our ability to continue to execute on our long-term strategy and navigate through these unusual times. However, the impact of the COVID-19 pandemic and related containment measures cannot be predicted and may adversely affect, perhaps materially, our business, results of operations, financial condition, and liquidity.
“Our mission to be a trusted partner for our customers has never been more critical,” said Randall Lipps, chairman, president, chief executive officer, and founder of Omnicell. “Our teams have mobilized to quickly deliver the solutions and intelligence needed to support critical care needs, while protecting the health and safety of our customers and employees, and maintaining business continuity.”
2020 Guidance
As a result of the uncertainty surrounding the COVID-19 pandemic, including due to the uncertain scope, duration, and impact of the pandemic and uncertain timing of global recovery and economic normalization, the Company withdraws its previously issued full year 2020 financial guidance that was provided on February 6, 2020, and is unable to provide second quarter or full year 2020 guidance at this time.
Omnicell Conference Call Information
Omnicell will hold a conference call today, Thursday, May 7, 2020 at 1:30 p.m. PT to discuss first quarter 2020 financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 9743599. Internet users can access the conference call at http://ir.omnicell.com/communications/events-presentations. A replay of the call will be available today at approximately 5:00 p.m. PT and will be available until 11:59 p.m. PT on June 18, 2020. The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, Conference ID # is 9743599.

About Omnicell
Since 1992, Omnicell has been committed to transforming the pharmacy care delivery model to dramatically improve outcomes and lower costs. Through the vision of the autonomous pharmacy, a combination of automation, intelligence, and expert services, powered by a cloud data platform, Omnicell supports more efficient ways to manage medications across all care settings.
Over 6,000 facilities worldwide use Omnicell automation and analytics solutions to help increase operational efficiency, reduce medication errors, deliver actionable intelligence, and improve patient safety. More than 40,000 institutional and retail pharmacies across North America and the United Kingdom leverage Omnicell's innovative medication adherence and population health solutions to improve patient engagement and adherence to prescriptions, helping to reduce costly hospital readmissions.
To learn more, visit www.omnicell.com. From time to time, Omnicell may use the Company's investor relations site and other online social media channels, including its Twitter handle www.twitter.com/omnicell, LinkedIn page www.linkedin.com/

company/omnicell, and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure ("FD").
Omnicell and the Omnicell logo are registered trademarks of Omnicell, Inc. in the United States and other countries.
Forward-Looking Statements
To the extent any statements contained in this release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Such statements include, but are not limited to, Omnicell’s projected bookings, revenues and earnings per share; planned new products and services; statements about Omnicell’s strategy, objectives, and vision; and Omnicell's expectations about the impact of the ongoing global COVID-19 pandemic (including efforts to contain the spread of the pandemic) on its workforce and operations, as well as the impacts on its customers and suppliers, and the anticipated effects of the pandemic and associated containment measures on its business, financial condition, liquidity, and results of operations. Risks that contribute to the uncertain nature of the forward-looking statements include (i) risks related to outbreaks of contagious diseases or other adverse public health epidemics including the ongoing COVID-19 pandemic, including the duration of the COVID-19 pandemic, (ii) unfavorable general economic and market conditions, including due to economic disruption caused by public health crises such as the COVID-19 pandemic, (iii) Omnicell's ability to take advantage of the growth opportunities in medication management across all care settings, (iv) Omnicell's ability to develop and commercialize new products, including the XR2 Automated Central Pharmacy System and the IVX Workflow semi-automated workflow solution, and enhance existing products, (v) Omnicell's ability to deliver on our vision of the autonomous pharmacy and the impact that advanced automation, data intelligence, and expert services will have on patient care, (vi) risks to growth and acceptance of Omnicell's products and services, including competitive conversions, and growth in the overall demand for medication management and supply chain solutions and medication adherence solutions generally, (vii) risks presented by the transition to selling more products and services on a subscription basis, (viii) potential of increasing competition, (ix) potential regulatory changes, (x) Omnicell's ability to improve sales productivity to grow product bookings, and (xi) Omnicell's ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions. These and other risks and uncertainties are described more fully in Omnicell’s most recent filings with the Securities and Exchange Commission (“SEC”). Prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with GAAP. Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA, and non-GAAP free cash flow. These non-GAAP results should not be considered as an alternative to revenues, gross profit, operating expenses, net income, net income per diluted share, net cash provided by operating activities, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.
Our non-GAAP revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, non-GAAP net income per diluted share, and adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period-to-period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we believe we should invest in research and development, fund infrastructure growth, and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:
a)Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as they represent expenses that do not require cash settlement from Omnicell.
b)Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

c)Amortization of debt issuance costs. Debt issuance costs represent costs associated with the issuance of Term Loan and Revolving Line of Credit facilities. The costs include underwriting fees, original issue discount, ticking fee, and legal fees. This non-cash expense is not considered by management to reflect the core cash-generating performance of the business and therefore is excluded from our non-GAAP results.
d)Severance and other related expenses. We excluded from our non-GAAP results the expenses which are related to restructuring events. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of restructuring activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and the financial results of peer companies.
e)Tax impact from intellectual property (“IP”) restructuring. We excluded from our non-GAAP results the tax impacts related to IP restructuring. These impacts are unrelated to our ongoing operations, and we do not expect them to occur in the ordinary course of business. We believe that excluding these impacts provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and the financial results of peer companies.
f)IP and legal entities restructuring costs. We excluded from our non-GAAP results the expenses which are related to IP and legal entities restructuring events, such as legal and tax consulting costs. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of restructuring activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and the financial results of peer companies.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock compensation plans or other items.
We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:
a)Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business.
b)Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods.
c)These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.
d)These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which also use non-GAAP financial measures to supplement their GAAP results (although these companies may calculate non-GAAP financial measures differently than Omnicell does), thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i)While share-based compensation calculated in accordance with Accounting Standard Codification (“ASC”) 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of share-based compensation expense to assist management and investors in evaluating our core operating results.
ii)We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Our adjusted EBITDA calculation is defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including ASC 718 share-based compensation expense, as well as certain non-GAAP adjustments.
Non-GAAP free cash flow is defined as net cash provided by operating activities less cash used for software development for external use and purchases of property and equipment. We believe free cash flow is important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational, and economic performance, because free cash flow takes into account certain capital expenditures and cash used for software development necessary to operate our business.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:
a)Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.
b)Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.
c)A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Omnicell’s cash balance for the period.
Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019

Revenues:
Product revenues	$170,073	$145,610
Services and other revenues	59,613	56,907
Total revenues	229,686	202,517
Cost of revenues:
Cost of product revenues	90,272	78,811
Cost of services and other revenues	29,792	26,589
Total cost of revenues	120,064	105,400
Gross profit	109,622	97,117
Operating expenses:
Research and development	18,652	16,078
Selling, general, and administrative	78,819	68,278
Total operating expenses	97,471	84,356
Income from operations	12,151	12,761
Interest and other income (expense), net	(822)	(1,410)
Income before provision for income taxes	11,329	11,351
Provision for income taxes	18	8,067
Net income	$11,311	$3,284
Net income per share:
Basic	$0.27	$0.08
Diluted	$0.26	$0.08
Weighted-average shares outstanding:
Basic	42,357	40,692
Diluted	43,621	42,281

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$104,080	$127,210
Accounts receivable and unbilled receivables, net	233,068	218,362
Inventories	112,785	108,011
Prepaid expenses	14,155	14,478
Other current assets	14,235	15,177
Total current assets	478,323	483,238
Property and equipment, net	52,997	54,246
Long-term investment in sales-type leases, net	19,992	19,750
Operating lease right-of-use assets	54,376	56,130
Goodwill	334,842	336,539
Intangible assets, net	120,063	124,867
Long-term deferred tax assets	14,142	14,142
Prepaid commissions	45,981	48,862
Other long-term assets	110,931	103,036
Total assets	$1,231,647	$1,240,810

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$46,788	$46,380
Accrued compensation	34,990	44,155
Accrued liabilities	58,060	55,567
Deferred revenues, net	108,602	90,894
Total current liabilities	248,440	236,996
Long-term deferred revenues	6,019	7,083
Long-term deferred tax liabilities	37,810	39,090
Long-term operating lease liabilities	48,851	50,669
Other long-term liabilities	12,027	11,718
Long-term debt	—	50,000
Total liabilities	353,147	395,556
Total stockholders’ equity	878,500	845,254
Total liabilities and stockholders’ equity	$1,231,647	$1,240,810

Omnicell, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2020	2019

Operating Activities
Net income	$11,311	$3,284
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,043	12,637
Loss on disposal of property and equipment	—	355
Share-based compensation expense	10,659	8,410
Deferred income taxes	(1,149)	3,075
Amortization of operating lease right-of-use assets	2,682	2,602
Amortization of debt issuance costs	241	573
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	(16,052)	(7,251)
Inventories	(5,734)	(2,936)
Prepaid expenses	323	3,652
Other current assets	968	373
Investment in sales-type leases	(268)	(2,641)
Prepaid commissions	2,881	2,474
Other long-term assets	(2,844)	5,206
Accounts payable	208	(233)
Accrued compensation	(9,165)	(12,604)
Accrued liabilities	2,734	127
Deferred revenues	16,868	7,989
Operating lease liabilities	(2,784)	(2,669)
Other long-term liabilities	309	4,074
Net cash provided by operating activities	25,231	26,497
Investing Activities
Software development for external use	(10,602)	(11,717)
Purchases of property and equipment	(3,173)	(4,980)
Net cash used in investing activities	(13,775)	(16,697)
Financing Activities
Repayment of debt and revolving credit facility	(50,000)	(39,000)
At the market equity offering, net of offering costs	—	20,216
Proceeds from issuances under stock-based compensation plans	17,659	20,526
Employees’ taxes paid related to restricted stock units	(1,425)	(1,920)
Net cash used in financing activities	(33,766)	(178)
Effect of exchange rate changes on cash and cash equivalents	(820)	430
Net increase (decrease) in cash and cash equivalents	(23,130)	10,052
Cash and cash equivalents at beginning of period	127,210	67,192
Cash and cash equivalents at end of period	$104,080	$77,244

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended March 31,
	2020	2019

Reconciliation of GAAP revenues to non-GAAP revenues:
GAAP revenues	$229,686	$202,517
Non-GAAP revenues	$229,686	$202,517

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$109,622	$97,117
GAAP gross margin	47.7%	48.0%
Share-based compensation expense	1,770	1,462
Amortization of acquired intangibles	2,035	2,066
Severance and other expenses	75	—
Non-GAAP gross profit	$113,502	$100,645
Non-GAAP gross margin	49.4%	49.7%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$97,471	$84,356
GAAP operating expenses % to total revenues	42.4%	41.7%
Share-based compensation expense	(8,889)	(6,948)
Amortization of acquired intangibles	(2,395)	(2,716)
Severance and other expenses	(4,026)	(286)
Non-GAAP operating expenses	$82,161	$74,406
Non-GAAP operating expenses % to total non-GAAP revenues	35.8%	36.7%

Reconciliation of GAAP income from operations to non-GAAP income from operations:
GAAP income from operations	$12,151	$12,761
GAAP operating income % to total revenues	5.3%	6.3%
Share-based compensation expense	10,659	8,410
Amortization of acquired intangibles	4,430	4,782
Severance and other expenses	4,101	286
Non-GAAP income from operations	$31,341	$26,239
Non-GAAP operating income % to total non-GAAP revenues	13.6%	13.0%

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended March 31,
	2020	2019

Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income	$11,311	$3,284
Tax impact of IP restructuring	—	9,624
Share-based compensation expense	10,659	8,410
Amortization of acquired intangibles	4,430	4,782
Severance and other expenses (a)	4,342	859
Tax effect of the adjustments above (b)	(1,842)	(1,184)
Non-GAAP net income	$28,900	$25,775

Reconciliation of GAAP net income per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	43,621	42,281
Shares - diluted Non-GAAP	43,621	42,281

GAAP net income per share - diluted	$0.26	$0.08
Tax impact of IP restructuring	—	0.23
Share-based compensation expense	0.24	0.20
Amortization of acquired intangibles	0.10	0.11
Severance and other expenses	0.10	0.02
Tax effect of the adjustments above (b)	(0.04)	(0.03)
Non-GAAP net income per share - diluted	$0.66	$0.61

Reconciliation of GAAP net income to non-GAAP Adjusted EBITDA(c):
GAAP net income	$11,311	$3,284
Share-based compensation expense	10,659	8,410
Interest (income) and expense, net	(14)	706
Depreciation and amortization expense	14,043	12,637
Severance and other expenses	4,342	859
Income tax expense	18	8,067
Non-GAAP adjusted EBITDA	$40,359	$33,963

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow:
GAAP net cash provided by operating activities	$25,231	$26,497
Software development for external use	(10,602)	(11,717)
Purchases of property and equipment	(3,173)	(4,980)
Non-GAAP free cash flow	$11,456	$9,800
(a)For the three months ended March 31, 2020 and 2019, other expenses include $0.2 million and $0.6 million of amortization of debt issuance costs, respectively, and $0.5 million and $0.3 million of IP and legal entities restructuring costs, respectively.
(b)Tax effects calculated for all adjustments except tax benefits and expenses, and share-based compensation expense, using an estimated annual effective tax rate of 21% for both fiscal years 2020 and 2019.
(c)Defined as earnings before interest income and expense, taxes, depreciation and amortization, share-based compensation, as well as excluding certain non-GAAP adjustments.